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                               EXHIBIT (8)(e)(2)

                   AMENDMENT NO. 6 TO PARTICPATION AGREEMENT
                                 (OPPENHEIMER)
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                  AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                   AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                          OPPENHEIMERFUNDS, INC. AND
                          PFL LIFE INSURANCE COMPANY


     This Amendment No. 6 is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 15th day of December, 1997, as amended as of July 30, 2001, February 1, 2000, October 1, 1999, November 27, 1998 and June 30, 1998, by and among PFL Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

     1. The name of the Company in the first paragraph, in the Notice provision (Article VIII) and on the signature line of the Agreement is changed from "PFL Life Insurance Company" to "Transamerica Life Insurance Company."

     2.  Section 9.9 is amended by adding the following provision:

         Notwithstanding anything to the contrary set forth in this Agreement, the Adviser may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity owned, directly or indirectly, by Oppenheimer Acquisition Corp. (the Adviser's parent corporation) or to a successor in interest pursuant to a merger, reorganization, stock sale, asset sale or other transaction, without the consent of the Company, as long as that Assignee agrees to assume all the obligations imposed on the Adviser by this Agreement.

     3. Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE 1

                  Retirement Builder Variable Annuity Account
            Established by the Board of Directors on March 29, 1996

                 Legacy Builder Variable Life Separate Account
          Established by the Board of Directors on November 20, 1998

                          PFL Variable Life Account A
             Established by the Board of Directors on July 1, 1999
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                             Separate Account VA E
          Established by the Board of Directors on February 20, 1997

                             Separate Account VA F
             Established by the Board of Directors on May 15, 2000

                             Separate Account VA I
             Established by the Board of Directors on May 15, 2000

                             Separate Account VA J
             Established by the Board of Directors on May 15, 2000

      4. Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE 2

     Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796 (including successor forms, addenda and endorsements - may vary by state)
 Under the marketing names: "Retirement Income Builder II Variable Annuity" or
                      "Portfolio Select Variable Annuity"

       Transamerica Life Insurance Company Policy Form No.'s VL20 & JL20
                 Under the marketing name "Legacy Builder II"

       Transamerica Life Insurance Company Policy Form No. APUL0600 699
                Under the marketing name: "Variable Protector"

     Transamerica Life Insurance Company Policy Form No. WL851 136 58 699
                Under the marketing name: "Legacy Builder Plus"

     Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
        Under the marketing name:  "Privilege Select Variable Annuity"

     Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
      Under the marketing name: "Premier Asset Builder Variable Annuity"

     Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
          Under the marketing name: "Principal-Plus Variable Annuity"

       Transamerica Life Insurance Company Policy Form No. AV1200 1 998
            Under the marketing name: "Immediate Income Builder II"
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     5.   Schedule 3 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 3

               Portfolios of Oppenheimer Variable Account Funds:

                                 Initial Shares
                                 --------------
            Oppenheimer Aggressive Growth Fund/VA - Initial Shares
                   Oppenheimer Bond Fund/VA - Initial Shares
           Oppenheimer Capital Appreciation Fund/VA - Initial Shares
            Oppenheimer Global Securities Fund/VA - Initial Shares
               Oppenheimer High Income Fund/VA - Initial Shares
       Oppenheimer Main Street Growth & Income Fund/VA - Initial Shares
           Oppenheimer Multiple Strategies Fund/VA - Initial Shares
              Oppenheimer Strategic Bond Fund/VA - Initial Shares

                                Service Shares
                                --------------
           Oppenheimer Capital Appreciation Fund/VA - Service Shares
            Oppenheimer Global Securities Fund/VA - Service Shares
               Oppenheimer High Income Fund/VA - Service Shares
       Oppenheimer Main Street Growth & Income Fund/VA - Service Shares
              Oppenheimer Strategic Bond Fund/VA - Service Shares
          Oppenheimer Main Street Small Cap Fund/VA - Service Shares


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of July 30, 2001:

                    Company:

                    TRANSAMERICA LIFE INSURANCE COMPANY
                    By its authorized officer,


                    By:     /s/ Frank A. Camp
                           ------------------------------
                    Title:  Vice-President
                           ------------------------------

                    Date:   February 14, 2002
                           ------------------------------
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                    Fund:

                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
                    By its authorized officer,

                    By:    /s/ Robert G. Zack
                           --------------------------

                    Title: Secretary
                           --------------------------

                    Date:  February 13, 2002
                           --------------------------

                    Advisor:

                    OPPENHEIMERFUNDS, INC.
                    By its authorized officer,

                    By:    /s/ Robert G. Zack
                           --------------------------

                    Title: Senior Vice President
                           --------------------------

                    Date:  February 13, 2002
                           --------------------------